Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128589; No. 333-128588; No. 333-52240) and Form S-3 (333-128600) of our report dated March 30, 2007, relating to the consolidated financial statements of Catuity Inc. and subsidiaries included in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
BDO SEIDMAN, LLP
Troy, Michigan
March 30, 2007

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